EXHIBIT 99.1

Ashford Hospitality Prime
Fourth Quarter 2016 Conference Call
February 23, 2017, 10:00 am CT
Moderator: Richard Stockton

Participant 1:
Hey, good morning, guys. I had a quick question here on, first of all, congratulations on getting a lot of the corporate governance changes done, and the settlement with Sessa. I’m sure that all was a lot of work, and now you guys can focus on actually operating the business. But with regards to one of the things that happened with Sessa, or maybe not with Sessa, but just in terms of the termination payment, you guys disclosed in the proxy file yesterday the calculations for the termination, and it had $17.8 million in amended advisory agreement total revenues. And if you go back and you look at the trailing 12-month base fees, in the release you put out last night, it’s $8.3 million. What’s that discrepancy? I’m assuming a portion of it is unpaid incentive fees, but there’s got to be something else going on in there as well. That doesn’t add up.

Deric Eubanks
Hey, Ryan, this is Deric. It’s important to keep in mind here that these are the revenues of Ashford Inc. And Ashford Inc. not only records revenues from the base fee, but also for reimbursable expenses and stock comp expense that Ashford Prime recognizes. So this is the GAAP revenues that Ashford Inc. would recognize under that advisory agreement. And it also includes the unpaid portion of the incentives fee that was earned in 2015 that has not been paid yet.

Participant 1:	Right, so I understand the stock comp and the incentives that hadn’t been paid. But the reimbursable expenses, aren’t those offset on the expense line to Ashford Inc.?
Deric Eubanks:	Yes, they are. Ashford Inc. also recognizes expenses associated with that, and those are included in the total incremental expenses in that calculation.
Participant 1:
Gotcha. Beautiful. I just wanted to make sure they were offsetting. Okay, fantastic. And then, I guess the second question, maybe his is more for you, Richard. As you look out to 2017 without giving guidance specifically for Ashford Prime, how are you guys feeling about rev par growth across the industry and particularly across your markets? We’ve heard from a lot of different companies this week, and most management teams seem to be a little hesitant, especially with assets in the major markets like the ones that Ashford Prime’s in. Any thoughts on how you guys are feeling? Better, worse than a few months ago? Do you think things are going to be up or down versus 2016 with regard to the market, not specifically your assets?

Richard Stockton:
Yeah, thanks for that question, Ryan. And as you noted, we don’t provide guidance, even market guidance on rev par growth. I think what I would say relative to a couple of months ago, what has changed is we have a new administration in the White House, and there are a lot of potential things that that new administration could do that would be favorable to the hotel industry. There’s a lot of discussion of corporate and individual tax reform that could spur both corporate spending and individual spending, consumer spending. And a lot of discussion about infrastructure spending, which could be beneficial to GDP growth. But we’ll have to see what happens. I think everyone is, that I’ve been talking to, cautiously optimistic that these things will have some sort of positive impact. Timing is unclear, but we’re watching that space very closely.

Participant 1:
Okay, and then it also seems like a lot of your markets are poised to pick up supply in 2017. Do you guys think that’ll be absorbed relatively well, or will you face added challenges in ’17 versus ’16 from supply growth?

Jeremy Welter:
Yeah, Ryan, this is Jeremy. I can comment on that. There is an uptick in supply in some of our markets, particularly in the Prime portfolio, but I don’t think it’s something that we’re concerned about. We think our assets are really well positioned. And we look at, specifically in the markets, I think San Diego is looking to be a strong market for us. Napa, as you know, high barrier to entry market, Key West, high barrier to entry market, and then Tampa has a great city-wide calendar, and then with the change in administration, I think that DC should outperform the industry, and we’ve got a great location and a great hotel in that market. So, I think there’s a lot of good things going for us on the market side. Some of the headwinds would be San Francisco with Moscone being under renovation, and us renovating the Courtyard during the year.

Participant 1:
Right, which makes sense. Plano looks like it’s got a lot of supply, and then, I’m just curious what your take is. If I recall correctly, there’s another luxury asset going up in Napa that’s opening in a couple months, under Starwood’s luxury collection. Are you seeing any impact from that?

Jeremy Welter:
No impact yet. It’s specifically with Plano, if you came to Dallas, and I drive by it all the time, I’ve never seen so many cranes in a market like that. There’s just so much demand coming in. And a lot of that supply is being absorbed right now. So, we saw an increased 9.6% of supply in that tract during the quarter. The demand growth was 7%. So, while supply outstripped demand, a lot of that demand is still coming in and continues to come in, I think it’s probably one of the hottest demand markets you’d see across the US, just because of all the activity that’s been going on.

Richard Stockton:
And Ryan, I’d comment on Napa Valley. If you’ve visited our property, Bardessono in Yountville, it occupies a very unique location, which is, in my view, far superior to the luxury collection property you referenced. And I don’t think there’s really much that could hamper that result really on the basis of where they are. They’re just a short walk from the French Laundry, right there in Yountville, and it’s really a special location.

Participant 1:	That’s true, it is a special location. That’s it from me. Thanks, guys. I appreciate it.
Richard Stockton:	Thanks, Ryan.
Participant 2:
Hey, good morning, guys. With the new corporate strategy in place and with Richard in place, I’m wondering if you’re actively searching for some of these luxury hotels yet. And I know we’ve heard from a couple of your peers, that they’re back in the market. But you guys obviously have the potential sourcing pipeline with Trust, and I know the assets have to be for sale, but is there anything preventing you from - can you make unsolicited offers to Trust, and in general, are you actively looking at acquisitions right now?

Richard Stockton:
So part of that question, are we actively looking at acquisitions, the answer is yes. We do have a very deep pipeline of opportunities that we’re investigating. We’re finding that there are opportunities that meet our investment criteria. Being a part of the Ashford platform, Prime sees a disproportionate amount of flow, I would say, in terms of these opportunities. So we’re able to really pick and choose the best ones that we’d like to pursue, and it really doesn’t take much. With 11 hotels in the portfolio, we can only acquire one or two and really move the needle. So that’s something that we are actively doing.

As far as the relationship with Trust, as you know, at the time that Ashford Prime was spun off, we were awarded a right of first offer on assets that could meet the Prime’s investment criteria as and when they were ever sold by Trust. That remains intact, but there’s nothing currently under consideration with regard to that agreement, and to the extent it was that could be disclosed or would be disclosed to the market.

Participant 2:
And sorry if I missed it earlier, but I think you mentioned you’re renovating the Courtyard San Francisco, but that’s also an asset that you are potentially selling or, I guess, maybe looking to upbrand. Can you give us a little bit of further color on what all the different options are? Thanks.

Richard Stockton:
Yeah, sure. You’re right, we have identified that as a potential upbranding candidate, and renovating that hotel is consistent with that strategy. Now, if we’re not able to get there, as you know, that’s a Marriot-managed property, we would consider a sale. And we believe the renovations that we’re undertaking add value to the property, and therefore, in the context of a sale, we would hope to recapture or even capture more than the amount of money we’re spending on it to improve it. So that’s occupying a lot of our time, and we’re very focused on creating a great hotel product, and in extent we can upbrand it, we’ll certainly do so if it creates value.

Participant 2:
Great, and then I guess, maybe a question for Jeremy. Looking at the Sofitel over the last couple years, it’s been a little bit up and down, it’s been kind of tough, the market’s been tough from time to time. I think the EBITDA’s held better. But from an asset management standpoint, is there anything you guys can do there if the market, or if it’s a brand issue, don’t really cooperate in terms of growing rev par?

Jeremy Welter:
There’s always more that we can do, and we tell that to our team all the time. And in the quarter, I think that we performed pretty well, we grew market share with rev par growth at 6.5%. And what we’ve done is we’ve layered in some international crew business, a business that doesn’t really displace, and so we’re layering in some - changing some of the mix of the business we have. For long-term perspective, it is under a contract with Core Management, and we are working with them to make sure that we are driving the best performance that we can.

Participant 2:	Okay, very good. Thanks, guys.
Participant 3:
Thanks. Good morning, everyone. So maybe looking a little bit closer on the 4th quarter, the Hilton DC was the best performing asset. Could you just talk a little bit about what’s driving the strength there?

Jeremy Welter:
Sure, this is Jeremy. In the 4th quarter for Capitol Hilton, we had strong group demand, and that was demand in the market, demand in the comp set as well. There were a couple of medical conferences, city-wide, that drove a lot of growth. But on top of that, and that was primarily in October, early November. But on top of that, we also did layer in some of our own group and did gain market share. So we’re up 15%. I think the market and the track scale were up around 8%. So overall really strong quarter for Capitol Hilton.

Participant 3:	Okay, great. And then how about on Saint Thomas and Key West, they were a little bit soft in the quarter. Was that mostly the impact of Zika?
Jeremy Welter:	Zika has had an impact in those markets, for sure. Key West was also impacted, though, because of the hurricane. The airport was shut down for a period of time, as I recall.
Participant 3:	Okay, great. And then I think you’re getting kind of close to your leverage target right now. So how are you thinking about balancing that with the potential to make some more acquisitions?
Richard Stockton:
Yeah, that’s a great question. As you know, we’ve identified some non-core assets where we can certainly recycle capital. As far as other liquidity, you’re familiar with our balance sheets, we do have balance liquidity, and at the same time, we are focused on that leverage target. So I think we have a great balance sheet. It’s in great shape. We do seek opportunities to grow, and grow accretively, and that’s what we’ll be focused on.

Participant 3:	Okay, great. And diving into acquisition a bit more, any change in cap rates over the past couple months or so in the assets that you’ve been looking at?
Richard Stockton:
No, I don’t think so. I think we’re really not buyers of the market. Because of our size we can find opportunities that are unique, possibly off-market situations, situations where the sellers recognize that we can move quickly, decisively, and have the financial wherewithal to deliver. So really, that’s how we’re seeing that we’re differentiating ourselves in the acquisition space.

Participant 3:	Okay, great, that’s helpful. And then maybe on the asset sales, is there potentially an opportunity to sell those hotels to Ashford Trust?
Richard Stockton:
Well, I suppose it’s not something that we would rule out. On the other hand, as you know, there would have to be an independent committee set up in either case to consider such a thing, but for the moment, we’re thinking about that as a marketed process.

Participant 3:	Okay, great. And then the last question on capital allocation. You guys have been buying back the stock previously. How does share repurchases fit in to your strategy going forward?
Richard Stockton:
Yeah, we’ve executed 80% of our authorization on share buybacks, as you know. We did that at a time where we felt the shares were undervalued. We’re a little bit above where we were when the share buybacks were taking place, we’re just about at that level. So I think we’re going to continue to wait and see. We do have the authorization that we can use if we need to.

Participant 3:	Okay, great. Thank you.
Participant 4:	Good morning. Couple of quick questions. Has there been any further contact from or to the Weismann Group over the past quarter, or any of the others that signed NDAs?

Richard Stockton:
Well, as you know, that process of seeking a buyer for the company has concluded. The Weisman Group is a valued shareholder. They’re one of the largest shareholders of Prime, and in that context, I personally have a dialogue with them, as I do with many of our large shareholders, and I would expect that to continue. But as you’ve heard on this call and the call previous, our priority is to grow the business, and so that’s really where we’re focused on delivering value.

Participant 4:
Okay, and then on the four hotels that you either might sell or upgrade. What type of capital commitment would you guess would be needed, let’s say, roughly, for any or all of those properties, to bring them up to the level where you would consider them luxury?

Richard Stockton:
Too early to say right now. We’re in negotiations with Marriott on some of the properties right now, and evaluating all the alternatives. As you know, they’ve got 31 brands, and there’s plenty available upbranding opportunities for both hotels, but we’ve got to negotiate and do an analysis to determine what’s the most prudent thing to do for our shareholders.

Participant 4:
Okay, and just two other quick ones. I was just at the Plano property a couple of weeks ago, and I did notice all of that incredible amount of construction going on around that area. And that’s a pretty good property to begin with, that I would put borderline luxury to begin with. And given its prime location, would you put that among one of the last ones that you would part with, or is there some other reason why you might want to get rid of that property?

Richard Stockton:
I think it is a great property, I agree with you, and I’ve personally stayed there a couple times, and I think it’s got even greater potential if some additional capex were put into it, which we’re planning to do. Yeah, I think the reason that it’s been identified as non-core is really just down to its chain scale segmentation and rev par. So that’s how we’ve decided that the recycling of that capital into a luxury asset would be something that would allow us to accrete the rev par for the portfolio as a whole, and we view the benefits of that to all shareholders to be greater than holding on to that asset at this time.

Participant 4:
And then lastly, I also went out to see the Bardessono property, and it is a pretty unique asset. And I guess my question is, you’re adding a few keys there. What’s involved with, timewise and municipality-wise, getting the permitting to add those keys? And if memory serves me, I think you guys paid over a million a key for that property. What is the construction cost, for something like that, per key, to add?

Jeremy Welter:
This is Jeremy. The keys that we’re adding there are luxury villas, so it’s partitionable by three, or it can be rented out as one overall unit. Very, very high-end experience, and there’s demand for the market for that type of product. We don’t have it within Bardessono, so we’re very excited about it. That will be something that will be underway in the fourth quarter. In terms of entitlement, we worked with the city last year and we worked with Steve Bardessono to go through and get the approval process, and we were able to get that done for the addition of three keys. It was originally, I think, approved for two keys but there were some use permit restrictions as well that we had to push through, which was very challenging. But we were able to do it very quickly relative to the process that you would see in Napa as a whole, that region. And as part of that we did get a lease extension, ground lease extension, with Steve Bardessono that I think was a good one for us as well. Construction budget, we’re still finalizing the scope, but it should be somewhere close to what we’ve done on a per-key value, but you’ve got a lot nicer, higher-end keys. We certainly think this is going to be highly accretive return on investment for us for sure. So I think that’s something we can share in the upcoming months as we continue to refine the scope. And we’re actually working through the city on some of the exterior elevations that can be costly. So that’s what we’re working through right now.

Participant 4:	Okay, thanks. That’s all from me.
Participant 5:
Good morning, everyone. Just wanted to follow up on Key West and Saint Thomas. Can you kind of gave us an overview on the different or new revenue management strategies that you’re employing at the properties to offset some of the demand weakness that you’re experiencing there?

Jeremy Welter:
Sure, this is Jeremy. Key West wasn’t really that weak in the 4th quarter, and it was primarily two events. One, which I mentioned, was Hurricane Matthew. It did close the airport in October. And if you adjust for that, we would have had positive rev par for the quarter. So just that one event impacted it. And we do think that, oddly enough, the election, because the season starts November, December, time frame of the election, and Christmas falling on a Sunday did add some additional weakness in the quarter, so there are some calendar events that I think impacted it as well.

As it relates to Saint Thomas, we’ve done quite a bit of creative things on the revenue optimization side, in terms of shifting business. We’ve done a lot of increased marketing with [inaudible] and we’ve also had some AAA wholesale partners. When you look-though we don’t give guidance, I can say for this asset, when you look for the entire year, the pace transient am group on the books, as of today, for the full year, is positive.

Participant 5:	That’s helpful, thank you.
Jeremy Welter:
And one other thing I want to say on Saint Thomas. We did have to close the pool during the quarter. There’s only one pool in that asset, and because there was only one pool, we did have to do some disclosures that we were heavily negotiated with the Ritz team, and we do believe that impacted some of the demand for the 4th quarter because the pool was under renovation and closed for a period of time.

Participant 1:
Hey guys, just one follow-up. And I’m not sure what you can comment or how much color you can give here. But over the past few years the Ashford team has talked a lot about the benefit of multiple platforms because there’s different assets that fall in the different buckets, and it might make sense when it comes to portfolio acquisitions to have the opportunity to place assets that are core to multiple platforms in those respective platforms. Earlier this week, Ashford Trust came out with the non-binding offer for Felcor Hospitality. It seems like there are a few assets in the Felcor portfolio that would fit very well in the Ashford Prime portfolio. I’m wondering, a, why Ashford Prime wasn’t involved there, and then b, if you think down the road, if things do move forward between Ashford Trust and Felcor, if there’s an opportunity for Ashford Prime to acquire some of those assets from Ashford Trust.

Richard Stockton:
Yeah, thanks, Ryan. As you said, there are a few of those assets that maybe fit Prime’s investment criteria, and I think that’s really the key to it. It’s more of a tail wagging the dog. This is a portfolio that’s not 100% appropriate for Prime. Maybe there’s a couple of assets there. I think the way Ashford Inc has looked at it is, let’s keep this focused as an Ashford Trust transaction. Myself and Ashford Prime haven’t been involved at all in those discussions, and to the extent that there’s something else that may arise in the future, I’m happy to consider it. So at the moment it’s a completely separate occurrence.

Participant 1:
Okay, I guess that makes some sense. It kind of goes against some of the topics and discussion and commentary that we’ve heard from you guys in the past, is the benefits of having multiple platforms under the Ashford Inc. umbrella. It seems like Ashford Prime wouldn’t be benefiting here unless something happens down the road, which sounds like could or could not happen. Is that fair?

Richard Stockton:	Yeah, of course. The trick is evaluating if there’s any sort of transfer pricing, evaluating the independent - therefore is not something that’s been under consideration at this time.
Participant 1:	Okay, fair enough, thanks.
Richard Stockton:	Thank you for joining us on our 4th quarter earnings call. We look forward to speaking to you on our next call next quarter. Have a good day, everybody.

END